1© 2022 Laureate Education, Inc. Third Quarter 2022 Earnings Presentation November 3, 2022 Exhibit 99.2

2© 2022 Laureate Education, Inc. This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), (ii) our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction, (iii) any anticipated share repurchases or cash distributions and (iv) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 24, 2022, our subsequent Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC. Forward Looking Statements

3© 2022 Laureate Education, Inc. In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non- GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin, total cash, net of debt (or net cash), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Total cash, net of debt (or net cash) consists of total cash and cash equivalents for Continuing Operations and Discontinued Operations, less total gross debt for Continuing Operations and Discontinued Operations. Net cash provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debts. Laureate’s calculations of Adjusted EBITDA, Adjusted EBITDA margin, net cash, and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA and Free Cash Flow are reconciled from their respective GAAP measure in the attached table “Non-GAAP Reconciliation.” We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non- GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation. Presentation of Non-GAAP Measures

4© 2022 Laureate Education, Inc. SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue, Adjusted EBITDA and Adjusted EBITDA margin are for continuing operations only

5© 2022 Laureate Education, Inc. Executive Summary  Strong New Enrollment performance for Mexico’s primary (+17%) & Peru’s secondary (+8%) intakes  Q3 Results ahead of expectations ‒ Revenue increase driven by favorable intake cycle ‒ Adjusted EBITDA upside resulting from higher revenue and timing of expenses  Net Income of $31M in Q3 2022  Increasing full-year 2022 guidance  Cash accretive business with strong balance sheet; net cash of $192M as of September 30th  Continued commitment to return capital to shareholders; 164.6M shares outstanding ‒ Special cash distribution of $137M in October (remaining net proceeds from Walden sale) ‒ Special cash dividend of $112M to be paid on November 17th Strong YTD Intakes Driving Favorable Results and Improved Outlook

6© 2022 Laureate Education, Inc. COMPELLING INVESTMENT CHARACTERISTICS

7© 2022 Laureate Education, Inc. Mexico Peru Combined Population (M) 128M 32M 160M Higher Education Students (000s) 5,005 1,642 6,647 Higher Education Gross Participation Rate1 34% 47% 36% Market Share for Private Institutions2 42% 69% 51% Large Markets with Low Penetration Rates in Higher Education Sources: UNESCO, World Bank, Secretaría de Educación Pública , National Superintendent of Higher Education. Data as of year-end 2020. Attractive Markets with Strong Growth Opportunities Fueled by Increasing Participation Rates (1) Defined as total enrollments as compared to 18-24 year old population; European Union (EU) is based on management estimate. (2) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 35%); for Peru based on total country. U.S. E.U. 65% 54%

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 9/30/22	Market Segment	QS Stars™ Overall	Ratings / Rankings
Mexico	UVM LAUREATE INTERNATIONAL UNIVERSITIES Universidad del Valle de México (UVM)		1960	105,800	Premium/ Traditional	★★★★	▪ Ranked Top 10 university in Mexico ▪ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Mexico	UNITEC Universidad Tecnológica de México Universidad Tecnológica de México (UNITEC)		1966	122,200	Value/ Teaching	★★★	▪ Largest private university in Mexico ▪ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	69,200	Premium/ Traditional	★★★★	▪ Ranked Top 5 university in Peru ▪ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Peru	Universidad Privada del Norte (UPN)		1994	112,700	Value/ Teaching	★★★★	▪ 2nd largest private university in Peru ▪ 5-Stars rated by QS Stars™ in categories of Employability & Inclusiveness
Peru	CIBERTEC CIBERTEC		1983	21,000	Technical/ Vocational		▪ 2nd largest private technical / vocational institute in Peru

Operating Leading Brands in Attractive Market Segments

Sources: QS Stars™, Guía Universitaria (UVM), AmericaEconomia (UPC)

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9© 2022 Laureate Education, Inc. Omnichannel Distribution Model Key to Unlock Capital Efficient Growth Opportunities Digital Learning During Pandemic Accelerated Capital Light Operating Model Laureate to enable significant growth, without large-scale investments in campus expansions, through increased mix of Digital Learning Percentage of Teaching Hours Delivered Online 100% 2022+2019 2020 /2021 27% 40% – 60% (Pre-Pandemic) (During Pandemic) (Going Forward)

Multiple Vectors for Revenue Growth



Expected Medium-Term Revenue Growth
Phase II Priorities
8% - 10%
Phase I Priorities
5% - 7%
Pre-Pandemic Organic Trends
COVID Recovery
Online Expansion / Digital
Program Expansion
New Campuses
Scaling EdTech/B2B (Monetize IP)
Targeted Future Revenue Growth

Majority of Growth Initiatives are Capital Light Given Digital Focus
All Growth Investments to be Funded by Internal Cash Flow Generation

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11© 2022 Laureate Education, Inc. Q3 & YTD 2022 PERFORMANCE RESULTS

2022 Third Quarter – Financial Summary

($ in millions) (Enrollments rounded to the nearest thousand)	Q3 '22 Results	Variance Vs. Q3 '21 As Reported	Variance Vs. Q3 '21 Organic/CC[1]	Notes
New Enrollment	109K	14%	14%	• Strong primary intake in Mexico +17% • Peru secondary intake +8%
Total Enrollment	431K	10%	10%	• Mexico +12%, Peru +8%
Revenue	$301	12%	11%	• Driven by favorable enrollments • Q3 +10% organic/cc adjusted for timing of academic calendar
Adj. EBITDA	$73	(4%)	(8%)	• Driven by return to campus costs and timing of expenses • Reduction in corporate G&A
Adj. EBITDA margin	24.2%	(417 bps)	(463 bps)	• 140bps ahead of Q3 mid-point guidance

Strong Primary Intake for Mexico During Q3

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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13© 2022 Laureate Education, Inc. 2022 Q3 YTD – Financial Summary Q3 YTD ’22 Variance Vs. Q3 YTD ‘21 Notes ($ in millions) (Enrollments rounded to the nearest thousand) Results As Reported Organic/CC1 New Enrollment 213K 13% 13% • Strong intakes during 2022 • Mexico +16%, Peru +7% Total Enrollment 431K 10% 10% • Mexico +12%, Peru +8% Revenue $896 13% 13% • Driven by enrollment volume growth Adj. EBITDA $244 27% 17% • Reduction in corporate G&A, operating leverage and timing of expenses Adj. EBITDA margin 27.2% 285 bps 93 bps (1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Strong Operating Performance and Corporate G&A Efficiency Driving Increased Profitability Y-o-Y results favorably impacted by $13M non-cash FAS5 charge in Q1 2021

14© 2022 Laureate Education, Inc. SEGMENT RESULTS

Mexico Segment Results

($ in millions) (Enrollments rounded to the nearest thousand)	Q3 Results		Q3 YTD Results		Notes
	Q3 '22	Organic/CC Vs. Q3 '21 (1)	Q3 YTD '22	Organic/CC Vs. Q3 YTD '21 (1)	
New Enrollment	82K	17%	134K	16%	• Strong primary intake
Total Enrollment	228K	12%	228K	12%	
Revenue	$148	14%	$435	12%	• Driven by enrollment volume and favorable mix • Q3 +10% organic/cc adjusted for timing of academic calendar
Adj. EBITDA	$23	(11%)	$80	8%	• Includes cost for return to face-to-face classes at campuses in 2022
Adj. EBITDA margin	15.8%	(457 bps)	18.3%	(54 bps)	• YTD margin impacted by return to campus costs and expense timing; partially offset by strong productivity initiatives

Strong Primary Intake Driving Double-Digit Top Line Growth

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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16© 2022 Laureate Education, Inc. Peru Segment Results (1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Q3 Results Q3 YTD Results Notes ($ in millions) (Enrollments rounded to the nearest thousand) Q3 ’22 Organic/CC Vs. Q3 ’21 (1) Q3 YTD ’22 Organic/CC Vs. Q3 YTD ’21 (1) New Enrollment 27K 8% 79K 7% • Continued strong growth in new enrollment Total Enrollment 203K 8% 203K 8% • Driven by new enrollment volume and improved retention rates Revenue $153 10% $457 15% • Driven by volume and price/mix • Q3 +12% organic/cc adjusted for timing of academic calendar Adj. EBITDA $61 (18%) $201 0% • Includes cost for return to face- to-face classes at campuses in 2022 Adj. EBITDA margin 40.1% (1334 bps) 44.1% (633 bps) • YTD margin impacted by return to campus expenses in 2022 Favorable Pricing/Mix & Enrollment Volume Driving Strong Top Line Growth

17© 2022 Laureate Education, Inc. Q3 2022 Capitalization and Return of Capital Returning Capital to Shareholders Remains a Priority • Total current shares outstanding of 164.6M shares as of September 30th • Special cash distribution of $137M in October (remaining net proceeds from Walden sale) • Special cash dividend of $112M to be paid on November 17th (ex-dividend date of November 3rd) Strong Balance Sheet, Returning Capital to Shareholders Remains a Priority ($ in millions) Total Company as of 9/30/22 Cash & Cash Equivalents $319 Gross Debt ($127) Net Cash Position $192

18© 2022 Laureate Education, Inc. OUTLOOK

19© 2022 Laureate Education, Inc. Strong Outlook Expected for FY 2022 2022 Outlook – Executive Summary  Market dynamics remain favorable for the private sector in Mexico & Peru; digital education accelerating  Total Revenue growth expected at +13% Vs. 2021 (up 12% on an organic constant currency basis1)  2022 Adjusted EBITDA expected at +32% Vs. 2021 (up 24% on an organic constant currency basis1)  Our campuses have returned to face-to-face classes with normal operations  Corporate rightsizing generating strong margin expansion partially offset by return to campus expenses  EiP program completed, no material earnings add-backs in 2022 (1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. At mid-point of 2022 guidance provided.

20© 2022 Laureate Education, Inc. 2022 FY Outlook - Updated (1) Based on actual FX rates for January through October, and spot FX rates (local currency per US dollar) of MXN 20.01 & PEN 3.98 for November through December 2022. FX impact may change based on fluctuations in currency rates in future periods. Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. ($ in millions) (Enrollments rounded to the nearest thousand) Prior FY 2022 Outlook Change (mid-pt) Current FY 2022 Outlook (1) Total Enrollment 413K - 419K +6K 420K - 423K Revenue $1,206 - $1,218 +$15 $1,223 - $1,231 Adjusted EBITDA $329 - $337 +$1 $331 - $337 Increasing Guidance to Reflect Differentiated Offerings and Strong Intake Period

21© 2022 Laureate Education, Inc. 2022 Outlook (At Mid-Point)1 Strong Top Line Growth With Significant Margin Expansion (1) Based on actual FX rates for January through October and spot FX rates (local currency per US dollar) of MXN 20.01 & PEN 3.98 for November through December 2022. FX impact may change based on fluctuations in currency rates in future periods. Data shown and growth rates are based on mid-point of 2022 guidance. Amounts presented in whole numbers may be rounded. Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA or its related margin to projected net income or its related margin without unreasonable effort. Total Enrollment (000s) Revenue ($M) Adjusted EBITDA ($M) 389 422 2021A 2022E +8% $1,087 $1,227 2022E2021A +13% 2022E2021A $253 $334 +32% Adjusted EBITDA Margin % 2021A 2022E 23.3% 27.2% 390 bps

22© 2022 Laureate Education, Inc. Continued Growth Momentum Expected in Q4 2022 Q4 2022 Guidance Details Note: An outlook for Q4 2022 net income and reconciliation of the forward-looking Q4 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. (1) Based on actual FX rates for October, and spot FX rates (local currency per US dollar) of MXN 20.01 & PEN 3.98 for November through December 2022. FX impact may change based on fluctuations in currency rates in future periods. ($ in millions) Q4 2022 Outlook (1) Revenue $327 - $335 Adjusted EBITDA $87 - $93

23© 2022 Laureate Education, Inc. APPENDIX

24© 2022 Laureate Education, Inc. Q3 ’22 B / (W) Vs. Q3 ’21 Notes ($ in millions) Reported $ % Adjusted EBITDA 73 (3) (4%) • Impacted by return to campus costs and expense timing Depreciation & Amort. (15) 11 44% Interest Expense, net (2) 1 29% • Repayment of debt Impairments - 3 n.m. Other 15 21 n.m. • Impacted by FX Gain Income Tax (39) 9 n.m. Income/(Loss) From Continuing Operations 32 42 n.m. Discontinued Operations (Net of Tax) (1) (371) n.m. • Prior year period included gain on Walden sale in Q3 Net Income / (Loss) 31 (329) n.m. Income from Continuing Operations Improved Versus Prior Year 2022 Third Quarter – Net Income Reconciliation

25© 2022 Laureate Education, Inc. Q3 YTD ’22 B / (W) Vs. Q3 YTD ’21 Notes ($ in millions) Reported $ % Adjusted EBITDA 244 51 27% • PY included $13M non-cash FAS5 charge Depreciation & Amort. (44) 32 42% Interest Expense, net (6) 32 84% • Repayment of debt Impairments - 67 n.m. • Impairment charges in prior year Other (9) 119 n.m. • Prior year period included loss on derivatives ($25M) and loss on debt extinguishment ($78M) Income Tax (159) 15 n.m. • Includes discrete tax items related to prior divestiture transactions Income/(Loss) From Continuing Operations 26 317 n.m. Discontinued Operations (Net of Tax) 4 (453) n.m. • Versus prior year mainly due to gain on sale of Walden in 2021 Net Income / (Loss) 30 (136) n.m. 2022 Q3 YTD – Net Income Reconciliation Income from Continuing Operations Improved Versus Prior Year

2022 Full Year Guidance Details

($ in millions) (Enrollments rounded to the nearest thousand)	Total Enrollment	Revenues	Adj. EBITDA
2021 FY Results As Reported	389K	$1,087	$253
Campus Closures	(2K)	-	-
2021 FY Results Adjusted	387K	$1,087	$253
Organic Growth	33K - 36K	$126 - $134	$57 - $63
Organic Growth %	9% - 9%	12% - 12%	23% - 25%
FAS 5 Expense/Indemnification Asset (non-cash)	-	-	$14
2022 FY Guidance (Constant Currency)	420K - 423K	$1,213 - $1,221	$324 - $330
FX Impact (spot FX) (1)		$10	$7
2022 FY Guidance (@ spot FX) (1)	420K - 423K	$1,223 - $1,231	$331 - $337
As Reported Growth %	8% - 9%	13% - 13%	31% - 33%

Strong Top Line Growth With Significant Margin Expansion

(1) Based on actual FX rates for January through October, and spot FX rates (local currency per US dollar) of MXN 20.01 & PEN 3.98 for November through December 2022. FX impact may change based on fluctuations in currency rates in future periods.

Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

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Q4 2022 & Implied 2H 2022 Guidance Details

($ in millions)	4Q Guidance Revenues	4Q Guidance Adj. EBITDA	2H Implied Guidance Revenues	2H Implied Guidance Adj. EBITDA
2021 Results As Reported	$297	$61	$564	$137
Timing Impact Intra-Year (academic calendar)	-	-	$3	$2
2021 Results Adjusted	$297	$61	$567	$139
Organic Growth	$26 - $34	$25 - $31	$51 - $59	$16 - $22
Organic Growth %	9% - 11%	41% - 51%	9% - 10%	12% - 16%
FAS 5 Expense/Indemnification Asset (non-cash)	-	-	-	-
2022 Guidance (Constant Currency)	$323 - $331	$86 - $92	$618 - $626	$155 - $161
FX Impact (spot FX) (1)	$4	$1	$10	$4
2022 Guidance (@ spot FX) (1)	$327 - $335	$87 - $93	$628 - $636	$159 - $165

Continued Momentum Expected in 2H 2022 – Q3/Q4 Impacted by Timing Items

(1) Based on actual FX rates for July through October, and spot FX rates (local currency per US dollar) of MXN 20.01 & PEN 3.98 for November through December 2022. FX impact may change based on fluctuations in currency rates in future periods.

Note: An outlook for Q4 2022 and implied 2H net income and reconciliation of the forward-looking Q4 2022 and 2H implied Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

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28© 2022 Laureate Education, Inc. • Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings • Q2 and Q4 are typically Laureate’s strongest earnings quarters Revenue Seasonality Adjusted EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality  Main intake cycles: – Q1 - Peru – Q3 - Mexico  Academic calendar  FX trends Intra-Year Seasonality Trends 17% 31% 23% 29% 19% 30% 24% 28% 18% 30% 25% 27% Q1 Q2 Q3 Q4 2019 2020 2021 -11% 47% 15% 49% -14% 46% 24% 44% 4% 42% 30% 24% Q1 Q2 Q3 Q4 2019 2020 2021 39% 9% 51% 1% 28% 22% 48% 2% 38% 10% 49% 2% Q1 Q2 Q3 Q4 2019 2020 2021

29© 2022 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended September 30, 2022	2021	Change	For the nine months ended September 30, 2022	2021	Change
Revenues	$ 301.0	$ 267.7	$ 33.3	$ 895.9	$ 790.0	$ 105.9
Costs and expenses:						
Direct costs	229.4	182.0	47.4	655.1	577.1	78.0
General and administrative expenses	15.3	47.3	(32.0)	48.8	139.3	(90.5)
Loss on impairment of assets	—	3.3	(3.3)	0.1	67.2	(67.1)
Operating income	56.3	35.1	21.2	192.0	6.4	185.6
Interest income	2.0	1.3	0.7	5.6	2.5	3.1
Interest expense	(3.7)	(3.7)	—	(11.6)	(40.8)	29.2
Loss on debt extinguishment	—	—	—	—	(77.9)	77.9
Loss on derivatives	—	—	—	—	(24.5)	24.5
Other income (expense), net	1.4	—	1.4	0.4	(0.1)	0.5
Foreign currency exchange gain (loss), net	15.1	6.1	9.0	(2.9)	18.7	(21.6)
(Loss) gain on disposal of subsidiaries, net	—	(0.9)	0.9	1.5	(0.9)	2.4
Income (loss) from continuing operations before income taxes and equity in net income of affiliates	71.1	37.7	33.4	185.0	(116.6)	301.6
Income tax expense	(39.3)	(48.1)	8.8	(159.2)	(174.2)	15.0
Equity in net income of affiliates, net of tax	—	—	—	0.1	—	0.1
Income (loss) from continuing operations	31.9	(10.4)	42.3	25.9	(290.8)	316.7
(Loss) income from discontinued operations, net of tax	(0.8)	370.5	(371.3)	4.1	456.8	(452.7)
Net income	31.0	360.1	(329.1)	29.9	166.0	(136.1)
Net income attributable to noncontrolling interests	0.1	0.3	(0.2)	0.4	0.5	(0.1)
Net income attributable to Laureate Education, Inc.	$ 31.1	$ 360.4	$ (329.3)	$ 30.3	$ 166.5	$ (136.2)
Accretion of redeemable noncontrolling interests and equity	—	—	—	—	(0.1)	0.1
Net income available to common stockholders	$ 31.1	$ 360.4	$ (329.3)	$ 30.3	$ 166.4	$ (136.1)
Basic and diluted earnings (loss) per share:						
Basic weighted average shares outstanding	164.6	185.6	(21.0)	169.9	192.5	(22.6)
Diluted weighted average shares outstanding	165.0	185.6	(20.6)	170.4	192.5	(22.1)
Basic and diluted earnings per share	$ 0.19	$ 1.94	$ (1.75)	$ 0.17	$ 0.86	$ (0.69)

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended September 30,	2022	2021	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Mexico	$ 147.8	$ 131.3	13%	14%	$ 16.5	$ 18.1	$ —	$ —	$ (1.6)
Peru	152.5	133.1	15%	10%	19.4	12.7	—	—	6.7
Corporate & Eliminations	0.7	3.3	(79)%	(79)%	(2.6)	(2.6)	—	—	—
Total Revenues	$ 301.0	$ 267.7	12%	11%	$ 33.3	$ 28.2	$ —	$ —	$ 5.1
Adjusted EBITDA									
Mexico	$ 23.4	$ 27.0	(13)%	(11)%	$ (3.6)	$ (3.1)	$ (0.3)	$ —	$ (0.2)
Peru	61.2	70.8	(14)%	(18)%	(9.6)	(12.7)	—	—	3.1
Corporate & Eliminations	(11.9)	(22.0)	46%	46%	10.1	10.1	—	—	—
Total Adjusted EBITDA	$ 72.8	$ 75.9	(4)%	(8)%	$ (3.1)	$ (5.7)	$ (0.3)	$ —	$ 2.9

[1] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2021 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2022 Laureate Education, Inc. 31

Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the nine months ended September 30,	2022	2021	% Change: Reported	% Change: Organic Constant Currency[2]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Mexico	$ 435.0	$ 390.9	11%	12%	$ 44.1	$ 46.1	$ —	$ —	$ (2.0)
Peru	457.1	392.3	17%	15%	64.8	57.1	—	—	7.7
Corporate & Eliminations	3.8	6.8	(44)%	(44)%	(3.0)	(3.0)	—	—	—
Total Revenues	$ 895.9	$ 790.0	13%	13%	$ 105.9	$ 100.2	$ —	$ —	$ 5.7
Adjusted EBITDA									
Mexico	$ 79.8	$ 61.5	30%	8%	$ 18.3	$ 4.9	$ 13.0	$ —	$ 0.4
Peru	201.4	196.0	3%	—%	5.4	0.1	—	—	5.3
Corporate & Eliminations	(37.2)	(64.9)	43%	43%	27.7	27.7	—	—	—
Total Adjusted EBITDA	$ 244.1	$ 192.7	27%	17%	$ 51.4	$ 32.7	$ 13.0	$ —	$ 5.7

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2021 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2022 Laureate Education, Inc. 32

33© 2022 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions, and may not sum to total due to rounding IN MILLIONS September 30, 2022 December 31, 2021 Change Assets Cash and cash equivalents $ 319.0 $ 324.8 $ (5.8) Receivables (current), net 75.2 152.0 (76.8) Other current assets 61.6 67.5 (5.9) Property and equipment, net 486.3 499.5 (13.2) Operating lease right-of-use assets, net 365.5 384.3 (18.8) Goodwill and other intangible assets 697.7 689.6 8.1 Deferred income taxes 47.5 38.7 8.8 Other long-term assets 45.9 48.6 (2.7) Long-term assets held for sale — 6.2 (6.2) Total assets $ 2,098.8 $ 2,211.3 $ (112.5) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 171.3 $ 182.9 $ (11.6) Deferred revenue and student deposits 74.3 44.0 30.3 Total operating leases, including current portion 384.5 415.3 (30.8) Total long-term debt, including current portion 124.8 153.7 (28.9) Special cash distribution payable 140.0 6.9 133.1 Other liabilities 333.7 256.5 77.2 Current and long-term liabilities held for sale — 10.8 (10.8) Total liabilities 1,228.5 1,070.0 158.5 Redeemable noncontrolling interests and equity 1.4 1.7 (0.3) Total stockholders' equity 868.9 1,139.6 (270.7) Total liabilities and stockholders' equity $ 2,098.8 $ 2,211.3 $ (112.5)

34© 2022 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions, and may not sum to total due to rounding For the nine months ended September 30, IN MILLIONS 2022 2021 Change Cash flows from operating activities Net income $ 29.9 $ 166.0 $ (136.1) Depreciation and amortization 43.6 75.6 (32.0) Loss on impairment of assets 0.1 68.4 (68.3) Gain on sales and disposal of subsidiaries and property and equipment, net (5.8) (625.5) 619.7 Loss on derivative instruments — 24.5 (24.5) Loss on debt extinguishment — 78.0 (78.0) Deferred income taxes 8.2 267.6 (259.4) Unrealized foreign currency exchange gain (2.2) (11.2) 9.0 Income tax receivable/payable, net 53.6 63.2 (9.6) Working capital, excluding tax accounts (17.8) (131.1) 113.3 Other non-cash adjustments 45.0 78.7 (33.7) Net cash provided by operating activities 154.7 54.0 100.7 Cash flows from investing activities Purchase of property and equipment (16.8) (27.6) 10.8 Expenditures for deferred costs (0.4) (5.4) 5.0 Receipts from sales of discontinued operations, net of cash sold, and property and equipment 83.4 2,137.7 (2,054.3) Payments on derivatives related to sale of discontinued operations — (50.3) 50.3 Net cash provided by investing activities 66.3 2,054.4 (1,988.1) Cash flows from financing activities Decrease in long-term debt, net (35.2) (886.7) 851.5 Payments to repurchase common stock (207.2) (364.3) 157.1 Payments of call premiums and debt issuance costs — (33.0) 33.0 Financing other, net 5.9 (0.6) 6.5 Net cash used in financing activities (236.5) (1,284.5) 1,048.0 Effects of exchange rate changes on Cash and cash equivalents and Restricted cash 6.4 (14.4) 20.8 Change in cash included in current assets held for sale — 285.0 (285.0) Net change in Cash and cash equivalents and Restricted cash (9.1) 1,094.6 (1,103.7) Cash and cash equivalents and Restricted cash at beginning of period 345.6 867.3 (521.7) Cash and cash equivalents and Restricted cash at end of period $ 336.5 $ 1,961.9 $ (1,625.4)

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles income (loss) from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

IN MILLIONS	For the three months ended September 30, 2022	2021	Change	For the nine months ended September 30, 2022	2021	Change
Income (loss) from continuing operations	$ 31.9	$ (10.4)	$ 42.3	$ 25.9	$ (290.8)	$ 316.7
Plus:						
Equity in net income of affiliates, net of tax	—	—	—	(0.1)	—	(0.1)
Income tax expense	39.3	48.1	(8.8)	159.2	174.2	(15.0)
Income (loss) from continuing operations before income taxes and equity in net income of affiliates	71.1	37.7	33.4	185.0	(116.6)	301.6
Plus:						
Loss (gain) on disposal of subsidiaries, net	—	0.9	(0.9)	(1.5)	0.9	(2.4)
Foreign currency exchange (gain) loss, net	(15.1)	(6.1)	(9.0)	2.9	(18.7)	21.6
Other (income) expense, net	(1.4)	—	(1.4)	(0.4)	0.1	(0.5)
Loss on derivatives	—	—	—	—	24.5	(24.5)
Loss on debt extinguishment	—	—	—	—	77.9	(77.9)
Interest expense	3.7	3.7	—	11.6	40.8	(29.2)
Interest income	(2.0)	(1.3)	(0.7)	(5.6)	(2.5)	(3.1)
Operating income	56.3	35.1	21.2	192.0	6.4	185.6
Plus:						
Depreciation and amortization	14.5	25.9	(11.4)	43.6	75.6	(32.0)
EBITDA	70.8	61.0	9.8	235.6	82.0	153.6
Plus:						
Share-based compensation expense (3)	1.8	2.0	(0.2)	7.0	6.0	1.0
Loss on impairment of assets (4)	—	3.3	(3.3)	0.1	67.2	(67.1)
EiP implementation expenses (5)	0.2	9.6	(9.4)	1.3	37.5	(36.2)
Adjusted EBITDA	$ 72.8	$ 75.9	$ (3.1)	$ 244.1	$ 192.7	$ 51.4
Revenues	$ 301.0	$ 267.7	$ 33.3	$ 895.9	$ 790.0	$ 105.9
Income (loss) from continuing operations margin	10.6 %	(3.9)%	1,446 bps	2.9 %	(36.8)%	3,970 bps
Adjusted EBITDA margin	24.2 %	28.4 %	-417 bps	27.2 %	24.4 %	285 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

(4) Represents non-cash charges related to impairments of long-lived assets.

(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs), as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also included other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure, an enterprise-wide program aimed at revenue growth, and certain non-recurring costs incurred in connection with the dispositions and completed dispositions. The EiP initiative was completed as of December 31, 2021, except for certain EiP expenses related to the run out of programs that began in prior periods.

© 2022 Laureate Education, Inc.
35

Note: Dollars in millions, and may not sum to total due to rounding

36© 2022 Laureate Education, Inc. Financial Tables Non-GAAP Reconciliation (2 of 2) Note: Dollars in millions, and may not sum to total due to rounding The following table reconciles operating cash flow to Free Cash Flow for the nine months ended September 30, 2022 and 2021: IN MILLIONS 2022 2021 Change Net cash provided by operating activities $ 154.7 $ 54.0 $ 100.7 Capital expenditures: Purchase of property and equipment (16.8) (27.6) 10.8 Expenditures for deferred costs (0.4) (5.4) 5.0 Free Cash Flow $ 137.5 $ 21.0 $ 116.5

37© 2022 Laureate Education, Inc.